SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ------------------

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 15, 1999
                                                  (April 15, 1999)


                              PAYMENTECH, INC.
           (Exact name of registrant as specified in its charter)


     Delaware                    1-14224                   75-2634185
    (State or other            (Commission                (IRS Employer
    jurisdiction of            File Number)             Identification No.)
    incorporation)


1601 Elm Street, 9th Floor, Dallas, Texas                             75201
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number including area code: (214) 849-2149

                             Not Applicable
         (Former name or former address, if changed since last report)



Item 5.  Other Events.

      On April 15, 1999, Paymentech, Inc. (the "Company") and First Data Corporation ("First Data") announced that, in connection with the pending merger involving Paymentech and a newly-formed company which will be jointly owned by First Data and BANK ONE CORPORATION ("BANK ONE"), the parties have received a "second request" from the Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On March 12, 1999 and March 15, 1999, First Data and BANK ONE filed the necessary documents with the DOJ and the Federal Trade Commission in connection with the merger.

      The second request allows the DOJ to review certain additional information in order to complete its antitrust examination of the proposed merger. Paymentech anticipates that the additional information will supplied to the government in the near term. In addition to this antitrust clearance, the merger remains subject to other conditions, including stockholder approval.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

  Exhibit No.        Exhibit
  ----------         --------

    99.1             Press Release issued by the Company on April 15, 1999




                                 SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PAYMENTECH, INC.



                                      By: /s/ Philip E. Taken
                                         -----------------------------------
                                          Name:  Philip E. Taken
                                          Title: Chief Administrative
                                                 Officer and General Counsel


Date:  April 15, 1999



                             INDEX TO EXHIBITS



  Exhibit No.      Exhibit
  ----------       -------
    99.1           Press Release issued by the Company on April 15, 1999